                                                                    Exhibit 4(b)

                               NORDSON CORPORATION

                                       AND

                        NATIONAL CITY BANK, RIGHTS AGENT

                            RESTATED RIGHTS AGREEMENT

                                   Dated as of

                                November 7, 1997

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
INDEX OF DEFINED TERMS.................................................................................   iii

RESTATED RIGHTS AGREEMENT..............................................................................     1
         Section 1.  Certain Definitions...............................................................     1
         Section 2.  Appointment of Rights Agent.......................................................     7
         Section 3.  Issue of Right Certificates.......................................................     7
         Section 4.  Form of Right Certificates........................................................    10
         Section 5.  Countersignature and Registration.................................................    12
         Section 6.  Transfer, Split Up, Combination, and Exchange of Right Certificates; Mutilated,
                        Destroyed, Lost, or Stolen Right Certificates..................................    13
         Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.....................    14
         Section 8.  Cancellation and Destruction of Right Certificates................................    18
         Section 9.  Reservation and Availability of Shares............................................    19
         Section 10.  Common Share Record Date.........................................................    22
         Section 11.  Adjustment of Purchase Price, and Exercise Price Number and Type of Shares, or
                        Number of Rights .............................................................     23

         Section 12.  Certificates of Adjusted Purchase Price or Number of Shares......................    34
         Section 13.  Fractional Rights and Fractional Shares..........................................    35
         Section 14.  Rights of Action.................................................................    37
         Section 15.  Agreement of Rights Holders......................................................    38
         Section 16.  Right Certificate Holder Not Deemed a Shareholder................................    38
         Section 17.  Concerning the Rights Agent......................................................    39
         Section 18.  Merger or Consolidation or Change of Name of Rights Agent........................    40
         Section 19.  Duties of Rights Agent...........................................................    41
         Section 20.  Change of Rights Agent...........................................................    45
         Section 21.  Issuance of New Right Certificates...............................................    47
         Section 22.  Redemption.......................................................................    47
         Section 23.  Notice of Certain Events.........................................................    48
         Section 24.  Notices..........................................................................    50
         Section 25.  Supplements and Amendments.......................................................    51
         Section 26.  Successors.......................................................................    52
         Section 27.  Determinations and Actions by the Board of Directors, etc........................    52
         Section 28.  Benefits of this Agreement.......................................................    53
         Section 29.  Severability.....................................................................    53
         Section 30.  Governing Law....................................................................    54
         Section 31.  Counterparts.....................................................................    54
         Section 32.  Descriptive Headings.............................................................    54

Exhibit A

"EXPRESS" TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES...............................................   A-1

Exhibit B

FORM OF RIGHT CERTIFICATE..............................................................................   B-1

Exhibit C

SUMMARY OF RIGHTS TO PURCHASECOMMON SHARES.............................................................   C-1

                             INDEX OF DEFINED TERMS

                                                                                              Page
                                                                                              ----
               Acquiring Person..........................................................       2
               Affiliate ................................................................       3
               Associate ................................................................       3
               Beneficial Owner .........................................................       3
               beneficially own .........................................................       3
               Business Day .............................................................       5
               close of business ........................................................       5
               Common Shares ............................................................       5
               Company ..................................................................       1
               Continuing Director.......................................................       5
               Control Event ............................................................       5
               Distribution Date ........................................................       7
               equivalent common shares..................................................      25
               Exchange Act .............................................................       3
               Exercise Price ...........................................................       6
               Expiration Date ..........................................................      14
               Final Expiration Date.....................................................      14
               Flip-in Event ............................................................   6, 24
               Issuance .................................................................       6
               market price .............................................................      28
               NASDAQ ...................................................................      19
               NYSE .....................................................................       7
               Person ...................................................................       6
               Preferred Shares .........................................................       6
               Purchase Price ...........................................................       6
               Record Date ..............................................................       1
               Redemption Price .........................................................      47
               Right ....................................................................       1
               Right Certificate ........................................................       8
               Rights Agent .............................................................       1
               Securities Act ...........................................................      20
               Shares Acquisition Date...................................................       6
               Subsidiary ...............................................................       7
               Summary of Rights .......................................................        8
               Trading Day ..............................................................      29

                            RESTATED RIGHTS AGREEMENT

                  This Agreement, dated as of November 7, 1997, between Nordson Corporation, an Ohio corporation (the "Company"), and National City Bank, a national banking association organized and existing under the laws of the United States (the "Rights Agent"), amends and restates the Rights Agreement, dated as of August 26, 1988, between the Company and AmeriTrust Company National Association, as Rights Agent.

                  The Board of Directors of the Company has authorized and declared a dividend consisting of one right (a "Right") for each Common Share with a par value of $1.00 of the Company outstanding on September 9, 1988 (the "Record Date"), and has authorized the issuance of one Right in respect of each Common Share of the Company issued between the Record Date and the earlier of the occurrence of a Shares Acquisition Date, the Expiration Date, or the Final Expiration Date (as such terms are hereinafter defined), including Common Shares that are treasury shares as of the Record Date and subsequently become outstanding. Each Right initially represents the right to purchase one Common Share of the Company.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) An "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding; provided that, (w) an Acquiring Person shall not include the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan, (x) a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person, or any Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally, (y) for purposes of determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 15% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust, by the Nord Family Foundation, and by the Eric and Jane Nord Foundation shall be excluded; for purposes of determining whether the Walter G. Nord Trust, the Nord Family Foundation, or the Eric and Jane Nord Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 15% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded; for purposes of determining whether the Nord Family Foundation, together with its Affiliates and Associates, is the Beneficial Owner of 15% or more of the Common Shares then outstanding, the Common Shares then held by the Eric and Jane Nord Foundation will be excluded; and, for purposes of determining whether the Eric and Jane Nord Foundation, together with its Affiliates and Associates, is the Beneficial Owner of 15% or more of the Common Shares then outstanding, the Common Shares then held by the Nord Family Foundation will be excluded, and (z) a Person will not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares inadvertently and, as soon as practicable after the Person learns about such beneficial ownership, divests a sufficient number of Common Shares so that the Person ceases to be the Beneficial Owner of more than 15% of the Common Shares.

                  (b) An "Affiliate" and "Associate" have the respective meanings given them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                  (c) A Person is deemed to be the "Beneficial Owner" of, and is deemed to "beneficially own," any securities:

                           (i) that such Person, or any of such PersonSections
                  Affiliates or Associates, beneficially owns, directly or indirectly;

                           (ii) that such Person, or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing), upon the exercise of any conversion right, exchange right, other right, warrant, or option, or otherwise, except that a Person is not deemed to be the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender offer or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of these Rights;

                           (iii) that such Person, or any of such Person's
                  Affiliates or Associates, has the right, directly or indirectly, to vote or dispose of pursuant to any agreement, arrangement, or understanding (whether or not in writing), except that a Person is not deemed to be the Beneficial Owner of, or to "beneficially own," any security under this subparagraph (iii) if the agreement, arrangement, or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iv) that are beneficially owned, directly or
                  indirectly, by any other Person with whom or which such Person, or any of such Person's Affiliates or Associates, has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)), or disposing of any securities of the Company.

Notwithstanding the foregoing, (x) a Person shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any security if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act, and (y) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until expiration of 40 calendar days after the date on which such securities are acquired.

                           (d) A "Business Day" means any day other than a
Saturday, Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

                           (e) The "close of business" on any given date means
5:00 P.M., Cleveland time, on such date.

                           (f) "Common Shares" means the Common Shares with a
par value of $1.00 of the Company and any shares other than Common Shares issued in a subdivision, combination, or reclassification of the Common Shares, for which an adjustment is made under Section 11(a)(i).

                           (g) A "Continuing Director" means any individual who
is a member of the Board of Directors of the Company, who is not an Acquiring Person, an Affiliate or

Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and who either (i) was a member of the Board prior to the occurrence of a Control Event or (ii) was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office.

                           (h) A "Control Event" will be deemed to occur upon
the earlier of (i) a Shares Acquisition Date and (ii) a change in the composition of the Board of Directors of the Company as a result of a solicitation of consents or proxies, such that a majority of the directors in office following the completion of the solicitation were not directors at the commencement of the solicitation, if any Person who is a participant in the solicitation has stated (or a majority of the directors in office at the commencement of the solicitation has determined in good faith) that such Person, or any Affiliate or Associate of such Person, intends to take, or may consider taking, any action that would result in such Person, or any Affiliate or Associate of such Person, becoming an Acquiring Person.

                           (i) "Exercise Price" means the exercise price per
share set forth in Section ll(a)(ii).

                           (j) "Flip-in Event" means an event described in
Section ll(a)(ii).

                           (k) "Issuance" includes the issuance of authorized
but unissued shares and the transfer of treasury shares.

                           (l) A "Person" means any individual, corporation,
business trust, partnership, or other organization.

                           (m) "Preferred Shares" means Series B Convertible
Preferred Shares of the Company with the express terms set forth in Exhibit A to this Agreement.

                           (n) "Purchase Price" means the purchase price per
share set forth in Section 7(b).

                           (o) The "Shares Acquisition Date" means the first
date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission, or otherwise) that a Person has become an Acquiring Person.

                           (p) A "Subsidiary" means any corporation or other
entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.

                           Section 2. Appointment of Rights Agent. The Company
hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the National Association of Securities Dealers Inc. and the New York Stock Exchange, Inc. (the "NYSE") governing transfer agents and registrars. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions that may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

                           Section 3. Issue of Right Certificates. (a) Until the
close of business on (i) the 20th calendar day after the occurrence of a Shares Acquisition Date or

(ii) any earlier date designated by the Board of Directors of the Company (the earlier of these dates being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also be deemed to be Right certificates) and not by separate Right certificates, and the Rights will be transferable only in connection with the transfer of the Common Shares on the transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of such holder shown on the records of the Company, a Right certificate, in substantially the form of Exhibit B hereto ("Right Certificate"), evidencing one Right for each Common Share held of record as of the close of business on the Distribution Date. As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                           (b) As soon as practicable after the date of this
Agreement, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights") to each record holder of Common Shares. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by the certificates for the associated Common Shares. Until the Distribution Date (or the earlier redemption or expiration of the

Rights), the surrender for transfer of any of the certificates for outstanding Common Shares, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

                           (c) Rights shall be issued in respect of all Common
Shares issued or surrendered for transfer or exchange after the Record Date but prior to the earlier of the occurrence of a Shares Acquisition Date, the Expiration Date, or the Final Expiration Date (as such terms are defined in Section 7). Certificates representing Common Shares issued or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Restated Rights Agreement between Nordson Corporation and a Rights Agent, as amended from time to time (the "Restated Rights Agreements"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of Nordson Corporation. Under certain circumstances, as set forth in the Restated Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Nordson Corporation will mail to the holder of this certificate a copy of the Restated Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

                           Section 4. Form of Right Certificates. (a) Each Right
Certificate (and the forms of assignment and of election to purchase shares to be printed on the reverse of the Right Certificate) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of any association on which the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 21, the Right Certificates, whenever issued, shall be dated as of the Record Date and, on their face, shall entitle the holders thereof to purchase such number of Common Shares of the Company as shall be set forth therein (or, at the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date, two Common Shares of the Company) at the Purchase Price per share (or, at the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date, at the Exercise Price per share); the number of such Common Shares, the Purchase Price, and the Exercise Price shall be subject to adjustment as provided in this Agreement.

                           (b) Notwithstanding any other provisions of this
Agreement, any Right Certificate issued pursuant to Section 3 or Section 21 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and that either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement, or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e), any Right Certificate issued at any time to any nominee of an Acquiring Person, of any Associate or Affiliate of an Acquiring Person, or of any such transferee, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement, or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                           Section 5. Countersignature and Registration. (a) The
Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the date such Right Certificate is signed, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement such person was not such an officer.

                           (b) Following the Distribution Date, the Rights Agent
will keep or cause to be kept books for registration and transfer of the Right Certificates. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

                           Section 6. Transfer, Split Up, Combination, and
Exchange of Right Certificates; Mutilated, Destroyed, Lost, or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e), and
Section 13, any Right Certificate may, at any time after the close of business on the Distribution Date and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, be transferred, split up, combined, or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase the same number of Common Shares (or Preferred Shares or other securities) as the Right Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined, or exchanged at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose. Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company has reasonably requested. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), and Section 13, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Right Certificates.

                           (b) Upon receipt by the Company and the Rights Agent
of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Right Certificate, and, in case of the loss, theft, or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed, or mutilated.

                           Section 7. Exercise of Rights; Purchase Price;
Expiration Date of Rights. (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office or such other office as the Rights Agent may designate from time to time for that purpose, together with payment of the aggregate Purchase Price with respect to the total number of Common Shares (or Preferred Shares or other securities) as to which such surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) October 31, 2007 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 22 (such earlier date being herein referred to as the "Expiration Date").

                           (b) Each Right shall initially represent the right to
purchase one Common Share, subject to adjustment as provided in Section 11. The Purchase Price for each Common Share upon the exercise of one of the Rights shall initially be $175.00, subject to adjustment from time to time as provided in Section 11, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

                           (c) Upon receipt of a Right Certificate representing
exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or Preferred Shares or other securities) to be purchased and an amount equal to any applicable transfer tax, in cash or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to
Section 19(k), promptly (i) requisition from the Company's transfer agent certificates for the total number of Common Shares (or Preferred Shares or other securities) to be purchased, and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests, (ii) if the Company has elected to cause the total number of Common Shares (or Preferred Shares or other securities) issuable upon exercise of the Rights to be deposited with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Shares (or

Preferred Shares or other securities) as are to be purchased (in which case the Company hereby authorizes and directs its transfer agent to deposit with the depositary agent certificates for the Common Shares (or Preferred Shares or other securities) represented by such receipts), and the Company hereby authorizes and directs the depositary agent to comply with all such requests,
(iii) when appropriate, requisition from the Company's transfer agent certificates for the total number the Common Shares (or Preferred Shares or other securities) to be purchased in accordance with Section 11(a)(ii), and the Company hereby authorizes and directs its transfer agent to comply with all such requests, (iv) when appropriate, requisition from the Company the amount of cash to be paid in accordance with Section 11(a)(iii) or in lieu of the issuance of fractional shares in accordance with Section 13, (v) promptly after the receipt of such certificates or depositary receipts, cause them to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (vi) when appropriate, promptly after receipt deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event the Company is obligated to issue Common Shares (or Preferred Shares or other securities) or to pay cash pursuant to Section 11(a)(iii), the Company will make all arrangements necessary so that such Common Shares (or Preferred Shares or other securities) and cash are available for issuance and payment by the Rights Agent, as and when appropriate.

                           (d) In case the registered holder of any Right
Certificate exercises less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assign, subject to the provisions of Section 13.

                           (e) Notwithstanding anything in this Agreement to the
contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the date on which any Person becomes an Acquiring Person beneficially owned by (i) the Acquiring Person or any Associate or Affiliate of the Acquiring Person, (ii) a transferee of the Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of the Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement, or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void when such Person becomes an Acquiring Person, and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after such Person becomes an Acquiring Person. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and of Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure properly to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, or transferees in accordance with this Section 7(e).

                           (f) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company may reasonably request.

                           Section 8. Cancellation and Destruction of Right
Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise of the Right Certificate. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates and deliver a certificate of destruction thereof to the Company.

                           Section 9. Reservation and Availability of Shares.
(a) The Company will cause to be reserved and kept available out of Common Shares that have been authorized by the Company's shareholders but are unissued, or that are held in the Company's treasury, a number of Common Shares that will be sufficient to permit the exercise in full of all of the outstanding Rights.

                           (b) In the event that, notwithstanding Section 9(a),
the number of authorized and unissued Common Shares and Common Shares held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights, including the exercise in full of all of the outstanding Rights following any adjustment under Section 11, at any time after the Distribution Date, the Company shall promptly (i) file an amendment to the Company's articles of incorporation which creates the Preferred Shares and authorizes a number of Preferred Shares that, together with authorized and unissued Common Shares and Common Shares held in the Company's treasury, is sufficient to permit the exercise in full of all of the outstanding Rights and
(ii) make the Preferred Shares available in place of Common Shares to permit the exercise of the Rights. Under such circumstances, all rights and obligations of the Company and the Rights Agent with respect to the Common Shares shall apply with respect to Preferred Shares.

                           (c) Unless the Common Shares of the Company have been
theretofore listed on the NYSE or another national securities exchange, the Company shall, as soon as practicable following the Distribution Date, use its best efforts to cause transactions in the Rights to be quoted in the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") and, if Preferred Shares or other securities are to be made available in place of Common Shares to be issued upon exercise of the Rights, shall use its best efforts, as soon as practicable after the Rights become exercisable, to cause transactions in the Preferred Shares or other securities issuable upon exercise of the Rights to be quoted in NASDAQ. In the event that the Common Shares are listed on the NYSE or another national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares (or Preferred Shares or other securities) reserved for such issuance upon exercise of the Rights to be listed on the NYSE or such other exchange upon official notice of issuance.

                           (d) The Company shall (i) prepare and file, as soon
as practicable following the occurrence of a Shares Acquisition Date, a registration statement under the Securities Act of 1933 (the "Securities Act") on an appropriate form with respect to the Rights and the securities purchasable upon exercise of the Rights, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and (iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the exercise of all of the Rights, the Expiration Date, or the Final Expiration Date. The Company will also take such action as may be appropriate to comply with the securities laws of each state in which holders of the Rights reside. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification has not been obtained or any requisite notice of exemption has not been filed.

                           (e) The Company covenants and agrees that it will
take all such action as may be necessary to ensure that all Common Shares (or Preferred Shares or other securities) delivered upon exercise of Rights are, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims, and not subject to any rights of call or first refusal.

                           (f) The Company further covenants and agrees that it
will pay, when due and payable, any and all federal and state transfer taxes and charges that may be payable in respect of the issuance, delivery, or transfer of the Right Certificates or of any

Common Shares (or Preferred Shares or other securities) upon exercise of the Rights. The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or any issuance, delivery, or transfer of certificates for the Common Shares (or Preferred Share or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of Common Shares (or Preferred Shares or other securities) upon the exercise of any Rights until any such tax has been paid or until it has been established to the Company's satisfaction that no such tax is due. Any such tax shall be payable by the holder of such Right Certificate at the time of surrender.

                           Section 10. Common Share Record Date. Each Person in
whose name any certificate for a number of Common Shares (or Preferred Shares or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares (or Preferred Shares or other securities) represented by such certificate on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (or Exercise Price, as the case may be) and any applicable transfer tax was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                           Section 11. Adjustment of Purchase Price, and
Exercise Price Number and Type of Shares, or Number of Rights. The Purchase Price and the Exercise Price, the number and type of shares covered by each of the Rights, and the number of Rights outstanding is subject to adjustment from time to time as provided in this Section 11.

                           (a) (i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares,
         (C) combines the outstanding Common Shares into a smaller number of shares, or (D) issues any shares other than Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price and the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted (except as otherwise provided in this Section 11(a) and Section 7(e)) so that the holder of any Rights exercised after such time shall be required to pay the same aggregate Purchase Price or Exercise Price, as the case may be, as such holder would be required to pay if such Rights had been exercised immediately prior to such date, and the number of Common Shares or the number and kind of shares other than Common Shares, as the case may be, issuable on such date shall be proportionately adjusted (except as otherwise provided in this Section 11(a) and Section 7(e)) so that such holder would be entitled to receive the same aggregate number of Common Shares or the same number and kind of shares other than Common Shares, as the case may be, that such holder would have owned and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification if such Rights had been exercised immediately prior to such date. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event that a Shares Acquisition Date occurs (a "Flip-in Event"), proper provision shall be made so that, from and after the close of business on the 20th calendar day after such Flip-in Event has occurred, each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of each of the Rights held by such holder in accordance with the terms of this Agreement, two Common Shares for an Exercise Price of $1.00 per Common Share. The number of such Common Shares and the Exercise Price shall be subject to adjustment as provided in this
         Section 11.

                           (iii) In the event the number of authorized but unissued Common Shares of the Company and Common Shares held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights in accordance with paragraph (ii) of this Section 11(a), the Company shall apportion among all of the outstanding Rights, on a pro rata basis, the Common Shares available for delivery upon exercise of the Rights and, upon exercise of each Right, shall deliver to the holder thereof (A) the number or fraction of Common Shares apportioned to the Right and (B) the number or fraction of Preferred Shares equal to the balance of the Common Shares otherwise deliverable to the holder upon exercise of the Right. If the number of Common Shares and Preferred Shares that are authorized and unissued or held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights, the Company shall apportion among all of the outstanding Rights, on a pro rata basis, the Common Shares and Preferred Shares available for delivery upon exercise of the Rights and, upon exercise of each Right, shall deliver to the holder thereof
         (x) the number or fraction of Common Shares and Preferred Shares apportioned to the Right and (y) cash in an amount equal to the product of the balance of the Common Shares otherwise deliverable to the holder upon exercise of the Right multiplied by the excess of the market price per Common Share at the close of business on the 20th calendar day following the occurrence of the Flip-in Event over the Exercise Price, as adjusted pursuant to the provisions of this Section 11. To the extent any legal or contractual restrictions prevent the Company from paying the full amount of the cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights on a pro rata basis all of the funds that are not then restricted. The Company shall continue to make payments to holders of the Rights on a pro rata basis as funds become available until such amount has been paid in full.

                           (b) In case the Company fixes a record date for the
issuance of rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges, and preferences as the Common Shares ("equivalent common shares") or securities convertible into Common Shares or equivalent common shares) at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current market price (as defined in Section 11(d)) per Common Share on such record date, the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares or equivalent preferred shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such market price and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case any part of such subscription price is paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event such rights or warrants are not so issued, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

                           (c) In case the Company fixes a record date for the
making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate per share not in excess of 150% of the last quarterly cash dividend per share theretofore paid or a dividend payable in Common Shares, but including any dividend payable in shares other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction the numerator of which is the market price (as defined in Section 11(d)) per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets (in the case of regular periodic cash dividends at a rate per share in excess of 150% of the last quarterly cash dividend per share theretofore paid, only that portion in excess of 150% of such quarterly cash dividend per share) or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such market price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and, in the event such distribution is not so made, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

                           (d) For the purpose of any computation under Section
11(a), (b), or (c) hereof, the "market price" of a Common Share on any date of determination shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, except that, in the event the "market price" per Common Share is determined during the period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Share payable in Common Shares or securities convertible into Common Shares or (B) any subdivision, combination, or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination, or reclassification, the "market price" shall, in each such case, be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Common Shares are not reported by NASDAQ or such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company, except that if on any such date no market maker is making a market in the Common Shares the closing price on such date shall be the value of a Common Share on such date as determined in good faith (i) by the Board of Directors if no Control Event has occurred, (ii) by a majority of the Continuing Directors then in office if a Control Event has occurred and one or more Continuing Directors remain in office at the time the determination is made, or (iii) by an independent investment banking firm selected by the Board of Directors if a Control Event has occurred and no Continuing Director remains in office at the time the determination is made; any such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "market price" per Common Share shall mean the value per Common Share as determined in good faith (i) by the Board of Directors if no Control Event has occurred, (ii) by a majority of the Continuing Directors then in office if a Control Event has occurred and one or more Continuing Directors remain in office at the time the determination is made, or
(iii) by an independent investment banking firm selected by the Board of Directors if a Control Event has occurred and no Continuing Director remains in office at the time the determination is made; and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (e) No adjustment in the Purchase Price and the
Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price and the Exercise Price, except that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this

Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the date of the expiration of the right to exercise any of the Rights.

                           (f) If, as a result of an adjustment made pursuant to
Section 11(a), the holder of any of the Rights exercised after such adjustment becomes entitled to receive upon exercise of the Rights any shares of the Company other than Common Shares, the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11, and the provisions of Sections 7, 9, 10, and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

                           (g) All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price and the Exercise Price shall evidence the right to purchase, at the adjusted Purchase Price and (at the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date) the adjusted Exercise Price, the number of Common Shares purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

                           (h) Upon each adjustment of the Purchase Price and
the Exercise Price as a result of the calculations made in Sections 11(b) and
(c), each of the Rights outstanding immediately prior to the making of such adjustment shall, unless the Company has exercised its election as provided in
Section 11(i), thereafter evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of Common Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of Common Shares purchasable upon exercise of one of the Rights immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment.

                           (i) The Company may elect, on or after the date of
any adjustment of the Purchase Price and the Exercise Price, to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of one of the Rights. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which one of the Rights was exercisable immediately prior to such adjustment. Each of the Rights held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price and the Exercise Price in effect immediately prior to the adjustment by the Purchase Price and the Exercise Price in effect immediately after the adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price and the Exercise Price are adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, the Company shall, upon each adjustment of the number of Rights pursuant to this Section 11(i) and as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to
Section 13, the additional Rights to which such holders are entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price and the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                           (j) Notwithstanding any adjustment or change in the
Purchase Price and the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the Exercise Price per Common Share and the number of Common Shares that were expressed in the initial Right Certificates issued under this Agreement.

                           (k) Before taking any action that would cause an
adjustment reducing the Purchase Price or the Exercise Price below the then stated capital, if any, of a Common Share issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price or such adjusted Exercise Price.

                           (1) In any case in which this Section 11 requires
that an adjustment in the Purchase Price and the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date the number of Common Shares (or Preferred Shares or other securities) issuable upon such exercise over and above the number of Common Shares (or Preferred Shares or other securities) issuable upon such exercise on the basis of the Purchase Price or the Exercise Price, as the case may be, in effect prior to such adjustment, except that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (or Preferred Shares or other securities) upon the occurrence of the event requiring such adjustment.

                           (m) Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price and the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company in its discretion determines to be advisable.

                           Section 12. Certificates of Adjusted Purchase Price
or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and
(c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained in such certificate.

                           Section 13. Fractional Rights and Fractional Shares.
(a) Prior to the occurrence of a Shares Acquisition Date, the Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the market value of one of the Rights. For the purposes of this Section 13(a), the market value of one of the Rights shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by NASDAQ or any such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the market value of one of the Rights shall be the value of the Rights on such date as determined in good faith (i) by the Board of Directors if no Control Event has occurred, (ii) by a majority of the Continuing Directors if a Control Event has occurred and at least one or more Continuing Directors remain in office at the time the determination is made, or (iii) by an independent investment banking firm selected by the Board of Directors if a Control Event has occurred and no Continuing Director remains in office at the time the determination is made; and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (b) The Company shall not be required to issue
fractions of a Common Share upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised an amount in cash equal to the same fraction of the market price of a Common Share on the date of exercise. For purposes of this Section 14(b), the market price of a Common Share shall be determined in accordance with Section 11(d).

                           (c) The holder of Rights by the acceptance of the
Rights expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of the Rights.

                           Section 14. Rights of Action. All rights of action in
respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                           Section 15. Agreement of Rights Holders. Holders of
the Rights by accepting the Rights consent and agree with the Company and the Rights Agent and with other holders of Rights that:

                           (a) prior to the Distribution Date, the Rights will
be transferable only in connection with the transfer of the Common Shares;

                           (b) after the Distribution Date, the Right
Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

                           (c) the Company and the Rights Agent may, subject to
Section 6(a), Section 7(e), and Section 7(f), deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner of such Right Certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.

                           Section 16. Right Certificate Holder Not Deemed a
Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the number of Common Shares (or Preferred

Shares or other securities) that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23), to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.


                           Section 17. Concerning the Rights Agent. (a) The
Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                           (b) The Rights Agent shall be protected and shall
incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, if necessary, verified or acknowledged by the proper person or persons.

                           Section 18. Merger or Consolidation or Change of Name
of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided such corporation is eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           (b) In case at any time the name of the Rights Agent
is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           Section 19. Duties of Rights Agent. The Rights Agent
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Right Certificates, shall be bound:

                           (a) The Rights Agent may consult with legal counsel, and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, regardless of whether such counsel is also counsel to the Company.

                           (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable under this Agreement only for its own negligence, bad faith, or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify such statements or recitals, but all such statements and recitals are and shall be deemed to have been made only by the Company.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except the countersignature of the Right Certificates by the Rights Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any

         Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Preferred Shares will, when issued, be validly authorized and issued, fully paid, and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) Prior to the earlier of the occurrence of a Control Event, the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Company and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with any such instructions. After the occurrence of a Control Event, the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Continuing Directors and to apply to such Continuing Directors for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with any such instructions.

                  (h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company, become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorney or agent.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights under this Agreement if there are reasonable grounds for believing that the repayment of such funds, or adequate indemnification against such risk or liability, is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first obtaining instructions from the Company, as provided in
         Section 19(g).

                           Section 20. Change of Rights Agent. The Rights Agent
or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns, is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such registration or incapacity by the resigning or incapacitated Rights Agent or by the holder of any of the Rights (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is authorized to do business as a banking institution, is in good standing, is authorized to exercise corporate trust powers, is subject to supervision or examination by federal or state authorities, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice of the appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Shares. Failure to give any notice provided for in this Section 20 or any defect in such notice shall, however, not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                           Section 21. Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the Exercise Price, in the number, kind, or class of shares or other securities or property purchasable upon exercise of the Rights, or in any other provision of this Agreement made in accordance with Section 11, Section 25, or any other provision of this Agreement.

                           Section 22. Redemption. (a) The Board of Directors of
the Company may, at its option, at any time prior to the earlier of (i) the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date or (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the Rights then outstanding at a redemption price of $.01 for each of the Rights, adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"), except that, if the decision to redeem the Rights is made after the occurrence of a Control Event, then the Rights may be redeemed only if one or more Continuing Directors remain in office when the decision is made and a majority of the Continuing Directors then in office concur with the decision. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable upon the occurrence of a Flip-in Event pursuant to

Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 22(a).


                           (b) Immediately upon the action of the Board of
Directors of the Company ordering the redemption of the Rights (and, if required, concurrence by a majority of the Continuing Directors), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at the last address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 22 or in connection with the repurchase of Common Shares prior to the Distribution Date.

                           Section 23. Notice of Certain Events. In case the
Company proposes at any time following the Distribution Date (a) to pay any dividend payable in shares of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate per share not in excess of 150% of the last cash quarterly dividend per share theretofore paid), (b) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares, shares of any other class, or any other securities, rights, or options, (c) to effect any reclassification of the Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (d) to effect any transaction which would constitute a Flip-over Event, or (e) to effect the liquidation, dissolution, or winding up of the Company, the Company shall, in each such case, give to each holder of Rights, in accordance with Section 24, a notice of such proposed action specifying the record date for the purposes of such dividend or distribution, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed. Such notice shall be so given, in the case of any action described in clause (a) or (b) above, at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action and, in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever is the earlier. In case any of the events set forth in Section 11(a)(ii) of this Agreement occurs, the Company shall, in any such case, as soon as practicable thereafter give to each holder of Rights, in accordance with Section 24, a notice of the occurrence of such event specifying the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

                           Section 24. Notices. Notices or demands authorized by
this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Nordson Corporation
                           28601 Clemens Road
                           Westlake, Ohio  44145
                           Attention: General Counsel

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           National City Bank
                           Corporate Trust Administration
                           629 Euclid Avenue, Rm. 635
                           Cleveland, Ohio 44114
                           Attention: Ms. Marlayna Miller

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                           Section 25. Supplements and Amendments. The Company
may from time to time, with the approval of its Board of Directors, supplement or amend this Agreement without the approval of any holders of Rights in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, and (iii), prior to the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date, to make any other change in the provisions of this Agreement that the Board of Directors of the Company deems to be consistent with the purposes of this Agreement and not adverse to the interests of the Company and its shareholders. Notwithstanding the foregoing, any amendment or supplement pursuant to clause (iii) above that is made after the occurrence of a Control Event may be made only if one or more Continuing Directors remain in office when the amendment or supplement is approved by the Board of Directors and a majority of the Continuing Directors then in office concur with that approval. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 25, the Rights Agent shall execute such supplement or amendment unless the Rights Agent determines in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything to the contrary in this Agreement, prior to the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date, the interests of the holders of Rights shall be deemed to be coincident with the interests of the holders of Common Shares.

                           Section 26. Successors. All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

                           Section 27. Determinations and Actions by the Board
of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including the purpose of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement. The Board of Directors of the Company (with the concurrence of the Continuing Directors when required) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (with the concurrence of the Continuing Directors when required) or the Company or as may be necessary or advisable in the administration of this Agreement, including the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations, and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors (with the concurrence of the Continuing Directors when required) in good faith shall (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of Right Certificates, and all other parties and (ii) not subject the

Board of Directors or the Continuing Directors to any liability to the holders of Right Certificates.

                           Section 28. Benefits of this Agreement. Nothing in
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares).

                           Section 29. Severability. If any term, provision,
covenant, or restriction of or in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of or in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, except that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 22 hereof shall be reinstated and shall not expire until the close of business on the 20th day following the date of such determination by the Board of Directors.

                           Section 30. Governing Law. This Agreement and each
Right Certificate issued under it shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                           Section 31. Counterparts. This Agreement may be
executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           Section 32. Descriptive Headings. Descriptive
headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed as of the day and year first above written.

                                       NORDSON CORPORATION

                                       By:  /s/ Thomas L. Moorhead
                                            ---------------------------
                                       Name: Thomas L. Moorhead
                                            ---------------------------
                                       Title: Vice President, Law
                                            ---------------------------


                                       NATIONAL CITY BANK
                                       As Rights Agent

                                       By:  /s/ Marlayna J. Miller
                                            ---------------------------
                                       Name: Marlayna J. Miller
                                            ---------------------------
                                       Title:  Assistant Vice President
                                            ---------------------------

                                                                       Exhibit A

            "EXPRESS" TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES

                           A series of Serial Preferred Shares is created with
the following "express" terms:

                           A. Designation. The shares of such series are
                  designated as "Series B Convertible Preferred Shares" without par value; (the "Series B Preferred Shares").

                           B. Authorized Number of Shares; Fractional Shares.
                  The authorized number of Series B Preferred Shares is ______________. Series B Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and have the benefit of all other rights of holders of Series B Preferred Shares.

                           C. Dividends and Distributions.

                           (1) Dividends and other distribution shall be
                  declared and paid on the Series B Preferred Shares at the same time that dividends or other distributions are declared and paid on the Common Shares. The amount per share and kind of the dividends or other distributions on the Series B Preferred Shares shall be the same as the amount per share and kind of the dividends or other distributions on the Common Shares.

                           (2) Dividends on Series B Preferred Shares shall not
                  accrue or be cumulative.

                           D. Conversion. Each Series B Preferred Share is
                  convertible, at the option of the holder, into one Common Share, provided that, at the time of conversion, there is a sufficient number of authorized but unissued Common Shares, or Common Shares held in the Company's treasury, to permit the conversion of all Series B Preferred Shares then outstanding.

                           Liquidation, Dissolution, or Winding Up.

                           Upon liquidation, dissolution, or winding up of the
                  Company, holders of Series B Preferred Shares shall have the same rights and shall be treated the same as holders of Common Shares with respect to distributions by the Company.

                           E. Conversion on Merger, Consolidation, etc. In case
                  the Company enters into any merger, consolidation, combination, or other transaction in which Common Shares are exchanged or changed into other shares or securities, cash, or other property, each Series Preferred Share shall in any such case at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of shares, securities, cash, or other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

                           F. Redemption. The outstanding Series B Preferred
                  Shares shall not be redeemable.

                           G. Voting Rights. Each holder of Series B Preferred
                  Shares shall be entitled to one vote for each share held and, except as otherwise provided by law, the holders of Series B Preferred Shares and the holders of Common Shares shall vote together as one class.

                                                                       Exhibit B

                            FORM OF RIGHT CERTIFICATE

Certificate No. R -                                   ___________________ Rights

      NOT EXERCISABLE AFTER OCTOBER 31, 2007, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 FOR EACH OF THE RIGHTS ON THE TERMS SET FORTH IN THE RESTATED RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RESTATED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RESTATED RIGHTS AGREEMENT.] *

                                RIGHT CERTIFICATE

            This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Restated Rights Agreement dated as of October ___, 1997 (the "Restated Rights Agreement"), between Nordson Corporation, an Ohio corporation (the "Company"), and ___________________________, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Restated Rights Agreement) and prior to 5:00 P.M.

----------
* The portion of the legend in brackets shall be inserted only if applicable.

Cleveland time, on October 31, 2007, at the principal office of the Rights Agent, or of its successor as Rights Agent, or at such other office as the Rights Agent or its successor may designate from time to time for that purpose, one fully paid and non-assessable Common Share with a par value of $1.00 (the "Common Shares") of the Company, at a purchase price of $175 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate, the number of Common Shares that may be purchased upon exercise of the Rights, and the Purchase Price per Common Share set forth above, are the numbers and Purchase Price as of October 31, 1997, based on the Common Shares as constituted at such date, and are subject to adjustment as provided in the Restated Rights Agreement.

            If the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or
(iii), under certain circumstances specified in the Restated Rights Agreement, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person, such Rights shall, when the Acquiring Person becomes an Acquiring Person, become null and void and thereafter no holder hereof shall have any right with respect to such Rights.

            At the close of business on the 20th calendar day following the occurrence of a Shares Acquisition Date, each Right becomes the right to purchase two Common Shares at an Exercise Price of $1.00 per share, subject to adjustment in accordance with the Restated Rights Agreement.

            As provided in the Restated Rights Agreement, the Purchase Price, the Exercise Price, and the number of Common Shares or kind of other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Right Certificate is subject to all of the terms, provisions, and conditions of the Restated Rights Agreement, which terms, provisions, and conditions are hereby incorporated by reference and made a part of this Right Certificate. Reference is hereby made to the Restated Rights Agreement for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Restated Rights Agreement are on file at the office of the Rights Agent mentioned above.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Right evidenced by the Right Certificate or Right Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Restated Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 for each of the Rights.

            The Company is not required to issue fractional Common Shares upon the exercise of any Rights evidenced hereby, but in lieu thereof may make a cash payment, as provided in the Restated Rights Agreement.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Restated Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Restated Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Right Certificate have been exercised as provided in the Restated Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________.

ATTEST:                                       NORDSON CORPORATION




________________________________              By: ______________________________

Secretary                                          Title:

Countersigned:

________________________________

By______________________________

                       [Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                 (To be executed by the registered holder if the
                holder desires to transfer the Right certificate)


            FOR VALUE RECEIVED ______________________________

hereby sells, assigns, and transfers unto

________________________________________________________________________________

________________________________________________________________________________
                 (Please print name and address of transferee)

this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ as attorney, to transfer the Right Certificate on the books of Nordson Corporation, with full power of substitution.

Dated: _________________

                                                     ___________________________
                                                     Signature

Signature Guaranteed:

                                   CERTIFICATE

                       (Applicable to Form of Assignment)

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Right Certificate [ ] is [ ] is not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________________                _________________________________
                                               Signature

                                     Notice

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without any alteration or change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the holder desires to
                         exercise the Right Certificate)

To Nordson Corporation:

            The undersigned hereby irrevocably elects to exercise
________________ Rights represented by this Right Certificate to purchase the Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates therefor be issued in the name of:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Please insert social security
or other identifying number: ___________________________________________________

If such number of Rights are not all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Please insert social security
or other identifying number: ___________________________________________________

Dated:___________________                         ______________________________
                                                  Signature
                                                  (Signature must conform in all
                                                  respects to name of the holder
                                                  as specified on the face of
                                                  this Right Certificate)

Signature Guaranteed:

                                   CERTIFICATE

                  (Applicable to Form of Election to Purchase)

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:____________________, 19__              __________________________________
                                              Signature

                                     Notice

            The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the fact of this Right Certificate in every particular, without any alteration or change whatsoever.

                                                                       Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

            The Board of Directors of Nordson Corporation in August 1988 declared a dividend consisting of rights to purchase Common Shares of Nordson. One of the rights was distributed to the holder of each Common Share outstanding on September 9, 1988, the record date for the distribution. Rights have been and will continue to be distributed with Common Shares issued by Nordson after the record date but before the expiration of the rights or the occurrence of a "flip-in" event, as described below.

            When the rights become exercisable, the holder of each of the rights will be entitled to purchase one Common Share of Nordson for $175. The rights will become exercisable (1) at the close of business on the earlier of the 20th calendar day after a public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Common Shares (a "shares acquisition date") or (2) any earlier date designated by Nordson's Board of Directors.

            Until the rights become exercisable, they will trade with the Common Shares, and any transfer of Common Shares will also constitute a transfer of the associated rights. When the rights become exercisable, they will begin to trade separate and apart from the Common Shares. At that time, separate certificates representing the rights will be mailed to holders.

            Twenty days after a "shares acquisition date", each of the rights will "flip-in" and become the right to purchase two Common Shares of Nordson for $1.00 per share. Upon the occurrence of a "flip-in" event, rights held by a person or group that beneficially owns 15% or more of the outstanding Common Shares, and rights held by certain transferees from any such person or group, will become void.

            The exercise price, and the number of Common Shares of Nordson to be purchased upon exercise of the rights, are subject to adjustment from time to time to prevent dilution.

            The Board of Directors may redeem the rights for $.01 each at any time before the 20th calendar day after a "shares acquisition date" or the earlier expiration of the rights. However, if the decision to redeem the rights is made after the occurrence of a "control event," then the rights may be redeemed only if one or more "continuing directors" remain in office when the decision is made and a majority of the "continuing directors" concur with the decision. A "control event" is defined as the earlier of (1) the first public announcement that any person or group has become the beneficial owner of 15% or more of the outstanding Common Shares and (2) a change in the majority of the

Board of Directors following a solicitation of consents or proxies if any person or group that participates in the solicitation has stated (or the Board of Directors has determined) that it intends to take action that would result in such person or group becoming the beneficial owner of 15% of more of the outstanding Common Shares. "Continuing directors" are defined as directors who were in office before the occurrence of a "control event" or whose election was recommended by a majority of the other "continuing directors".

            Eric T. Nord and Evan W. Nord are trustees of the Walter G. Nord Trust and the Nord Family Foundation, and Eric T. Nord is trustee of the Eric and Jane Nord Foundation. For purposes of determining the percentage of Common Shares deemed to be beneficially owned by them, Common Shares held by the Walter
G. Nord Trust, by the Nord Family Foundation, or by the Eric and Jane Nord Trust will not be attributed to either Eric T. Nord or Evan W. Nord, and Common Shares held by Eric T. Nord or Evan W. Nord will not be attributed to the Walter G. Nord Trust, the Nord Family Foundation, or the Eric and Jane Nord Foundation. Similarly, Common Shares held by the Nord Family Foundation will not be attributed to the Eric and Jane Nord Foundation, and Common Shares held by the Eric and Jane Nord Foundation will not be attributed to the Nord Family Foundation.

            The terms of the rights are set forth in a Restated Rights Agreement between Nordson and National City Bank, as rights agent. The provisions of the Restated Rights Agreement may be amended by the Board of Directors to cure any ambiguity or correct any defect or inconsistency. Prior to the close of business on the 20th calendar day following the occurrence of a "shares acquisition date", the Restatement Rights Agreement may also be amended to make any other change that the Board of Directors deems to be consistent with the purposes of the Restated Rights Agreement and not adverse to the interests of the Company and its shareholders; however, no such amendment after the occurrence of a "control event" may be made unless at least one "continuing director" remains in office and a majority of the "continuing directors" concur.

            A copy of the Restated Rights Agreement has been filed with the Securities and Exchange Commission. A copy of the Restated Rights Agreement is available from Nordson free of charge. This summary of the rights is not complete and is qualified in its entirety by reference to the Restated Rights Agreement.


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